ASX Release

23 October 2019

Westpac details 2H19 notable items and releases its 2019 Full Year Financial Results Template

Customer remediation programs

The Westpac Group has today announced that its cash earnings[1] in Second Half 2019 will be reduced by an estimated $341 million due to its customer remediation programs.[2]

Westpac CEO Mr Brian Hartzer said: "A key priority in 2019 has been to deal with outstanding remediation issues and refund customers as quickly as possible. The additional provisions announced today are part of that commitment.

"As part of our 'get it right put it right' initiative we are determined to fix these issues and stop these errors occurring. We will continue to review our products and services to ensure they deliver the right outcomes for customers, and if necessary, make further provisions."

Total 2019 notable items (after tax)

In aggregate customer remediation programs and costs related to the previously announced wealth reset will reduce earnings by $377 million in Second Half 2019. Together these items are called "notable items". The table below summarises the notable items by major items over FY19.

$ million	**1H19**	**2H19**	**FY19**
Customer remediation	617	341	958
Wealth reset	136	36	172
Total notable items	**753**	**377**	**1,130**

Line item impacts by division of 2H19 notable items are provided in Appendix 1.

[1] Cash earnings is reported net profit adjusted for certain items to ensure they appropriately reflect profits available to ordinary shareholders. For further details please see page 41 of Westpac's 2019 Interim Presentation and Investor Discussion Pack.

[2] Customer remediation programs refers to provisions for estimated customer refunds and payments, associated costs, and litigation. Each remediation program has its own methodology. These methodologies and estimates may change over time as further facts emerge and may require additional provisions.

WESTPAC BANKING CORPORATION ABN 33 007 457 141

Westpac GROUP

Second Half 2019 Customer Remediation Program estimates

Of the $341 million impact on cash earnings in Second Half 2019, approximately 72% relates to customer payments (including interest) while the rest relates to costs associated with running these remediation programs. The majority of amounts relate to issues identified in prior periods. The larger items over the half related to:

- Provisions associated with financial advice. The majority of new provisions are related to ongoing advice service fees and changes in how the time value of money is calculated including extending the forecast timing over which payments are likely to be made. The current estimated provision associated with authorised representatives now represents 32%[3] of the ongoing advice service fees collected over the period. For salaried planners the estimated percentage is 26%[3], and
- In Business, provisions associated with interest only loans that did not automatically switch, when required, to principal and interest loans.

The table below summarises the notable items related to customer remediation programs in Second Half 2019 by division.

Division ($ million)	Customer refunds	Program costs	Total	Cash earnings impact
Group Businesses (Advice related)	191	48	239	168
Business	104	67	171	119
Consumer	40	6	46	31
New Zealand ($A)	17	15	32	23
Total	**352**	**136**	**488**	**341**

Further details on these notable items will be provided in Westpac's 2019 Full Year results announcement. Costs associated with the wealth reset are not in the above table and are included within Group Businesses.

[3] These calculations exclude interest costs and any project related costs.

WESTPAC BANKING CORPORATION ABN 33 007 457 141

Contingent liability update As Westpac has not taken a provision for the IFTI matter, which was reported as a significant development and contingent liability in the Group's 2018 Financial Statements and its 2019 Interim Financial Results Announcement, the Group is providing a further update on this matter. The contingent liability disclosed last year relates to a failure to report a large number of International Funds Transfer Instructions (IFTIs) (as required under Australia’s AML/CTF Act), which Westpac self-reported to AUSTRAC. Under the Act, the 'sender' financial institution of an IFTI transmitted out of Australia, or the 'recipient' financial institution of an IFTI transmitted into Australia, is required to report the IFTI to AUSTRAC within 10 business days of the instruction being sent or received. The majority of the IFTIs which are the subject of the Group’s engagement with AUSTRAC, concern batch instructions received by Westpac through one institutional bank product between 2009 and 2018 from a small number of correspondent banks for payments made predominantly to beneficiaries living in Australia in Australian dollars, on behalf of clients of those correspondent banks. The majority of the payments were low value, recurring and made by foreign government pension funds and corporates. AUSTRAC has issued a number of detailed statutory notices over the last year requiring information relating to the Group’s processes, procedures and oversight. These notices relate to a range of matters including these IFTI reporting failures and associated potential failings related to record keeping and obligations to obtain and pass on certain data in funds transfer instructions, as well as correspondent banking due diligence, risk assessments and transaction monitoring. Westpac has not yet received an indication from AUSTRAC about the nature of any enforcement action it may take. The Group is continuing to work with AUSTRAC in relation to these matters. Any enforcement action against Westpac may include civil penalty proceedings and result in the payment of a significant financial penalty, which Westpac is currently unable to reliably estimate. Previous enforcement action by AUSTRAC against other institutions has resulted in a range of outcomes, depending on the nature and severity of the relevant conduct and its consequences. Updated significant developments, contingent liabilities and associated risk factors will be included in Westpac’s 2019 Annual Report.

2019 Full Year Financial Results Template Westpac Group has released the template for its 2019 Full Year Financial Results. The Excel template outlines the changes that are expected to be made in the presentation of Westpac’s 2019 Full Year Financial Results and details how key information will be presented (including providing updated comparative data). The template is available on Westpac’s website at www.westpac.com.au/investorcentre. The primary change relates to Westpac’s decision to reset its wealth business from 1 April 2019. Under this change, Westpac exited the provision of personal financial advice by salaried financial advisers and authorised representatives and announced that BT Financial Group will no longer operate as a separate division. As a result, Westpac now has four primary operating divisions (down from five) while businesses previously in BT Financial Group have been realigned as follows: • Insurance operations, including Life, General and Lenders Mortgage Insurance have been moved into an expanded Consumer division; Superannuation, Investments, Platforms and Private Wealth businesses have been moved into an expanded Business division; and The Advice operations, which were wound down during the year, were moved to Group Businesses. • • These changes have no impact on the Group’s cash earnings, reported net profit or total assets/liabilities in prior periods but do impact divisional earnings, balance sheets, and performance and credit quality metrics. In addition, in Westpac’s 2019 Interim Financial Result, various changes to financial statements were introduced following the adoption of new accounting standards. At that time proforma cash earnings for 1H18 and 2H18 were provided. This template provides comparatives for FY18. Appendix 2 provides tables showing selected updated disclosures. The Westpac Group is scheduled to announce its 2019 Full Year Financial Results on Monday, 4 November 2019. An Excel spreadsheet of the 2019 Full Year Financial Results will also be published on the Westpac website on that date. Ends. For Further Information David Lording Head of Media Relations Andrew Bowden Head of Investor Relations T. 02 8253 4008 M. 0438 284 863 M. 0419 683 411

Appendix 1 Summary of 2H19 notable items by line item by division Group Businesses (advice and wealth reset related) Business Consumer New Zealand (in $A) Total Net interest income - 81 38 13 132 Net fee income 89 23 2 4 118 Net wealth management & insurance income 102 - - - 102 Non-interest income 191 23 2 4 220 Staff expenses 46 6 1 7 60 Occupancy expenses - - - - - Technology expenses 15 - - - 15 Other expenses 38 61 5 8 112 Operating expenses 99 67 6 15 187 Core earnings 290 171 46 32 539 Income tax expense (86) (52) (15) (9) (162) Cash earnings 204 119 31 23 377

Appendix 2 2019 Full Year Financial Results Template

1.1 Reported results

$m	Half Year Sept 19	Half Year March 19	% Mov't Sept 19 - Mar 19	Full Year Sept 19	Full Year Sept 18	% Mov't Sept 19 - Sept 18
Net interest income		8,263			16,505	
Net fee income		826			2,424	
Net wealth management and insurance income		326			2,061	
Trading income		437			945	
Other income		127			72	
Net operating income before operating expenses and impairment charges		**9,979**			**22,007**	
Operating expenses		(5,091)			(9,566)	
Net profit before impairment charges and income tax expense		**4,888**			**12,441**	
Impairment charges		(333)			(710)	
Profit before income tax		**4,555**			**11,731**	
Income tax expense		(1,379)			(3,632)	
Net profit for the period		**3,176**			**8,099**	
Net profit attributable to non-controlling interests		(3)			(4)	
Net profit attributable to owners of Westpac Banking Corporation		**3,173**			**8,095**

1.2 Key financial information

	Half Year Sept 19	Half Year March 19	*% Mov't* Sept 19 - Mar 19	Full Year Sept 19	Full Year Sept 18	*% Mov't* Sept 19 - Sept 18
Shareholder value						
Earnings per ordinary share (cents)		92.3			237.5	
Weighted average ordinary shares (millions)		3,436			3,406	
Fully franked dividends per ordinary share (cents)		94			188	
Return on average ordinary equity		10.05%			13.05%	
Average ordinary equity ($m)		63,348			62,017	
Average total equity ($m)		63,400			62,048	
Net tangible asset per ordinary share ($)		15.12			15.39	
Business performance						
Interest spread		1.89%			1.95%	
Benefit of net non-interest bearing assets, liabilities and equity		0.20%			0.18%	
Net interest margin		2.09%			2.13%	
Average interest-earning assets ($m)		794,660			774,944	
Expense to income ratio		51.02%			43.47%	
Capital, funding and liquidity						
Common equity Tier 1 capital ratio						
- APRA Basel III		10.64%			10.63%	
- Internationally comparable		16.17%			16.14%	
Credit risk weighted assets (credit RWA) ($m)		362,762			362,749	
Total risk weighted assets (RWA) ($m)		419,819			425,384	
Liquidity coverage ratio (LCR)		138%			133%	
Net stable funding ratio (NSFR)		113%			114%	
Asset quality						
Gross impaired exposures to gross loans		0.24%			0.20%	
Gross impaired exposures to equity and total provisions		2.57%			2.09%	
Gross impaired exposures provisions to gross impaired assets		45.74%			46.12%	
Total committed exposures (TCE) ($bn)		1,047			1,038	
Total stressed exposures as a % of TCE		1.10%			1.08%	
Total loan provisions to gross loans		56bps			43bps	
Mortgage 90+ day delinquencies		0.75%			0.67%	
Other consumer loans 90+ day delinquencies		1.80%			1.64%	
Collectively assessed provisions to credit RWA		98bps			73bps	
Balance sheet ($m)						
Loans		714,297			709,690	
Total assets		891,062			879,592	
Deposits and other borrowings		555,007			559,285	
Total liabilities		827,127			815,019	
Total equity		63,935			64,573	
Wealth Management						
Average Group Funds ($bn)		207.3			217.3	
Life insurance in-force premiums (Australia) ($m)		1,259			1,277	
General insurance gross written premiums (Australia) ($m)		259			503

1.3 Cash earnings results

$m	Half Year Sept 19	Half Year March 19	% Mov't Sept 19 - Mar 19	Full Year Sept 19	Full Year Sept 18	% Mov't Sept 19 - Sept 18
Net interest income		8,389			17,187	
Non-interest income		1,714			4,978	
Net operating income		10,103			22,165	
Operating expenses		(5,041)			(9,698)	
Core earnings		**5,062**			**12,467**	
Impairment charges		(333)			(812)	
Operating profit before income tax		**4,729**			**11,655**	
Income tax expense		(1,430)			(3,586)	
Net profit		**3,299**			**8,069**	
Net profit attributable to non-controlling interests		(3)			(4)	
Cash earnings		**3,296**			**8,065**	
Add back notable items		753			281	
Cash earnings excluding notable items		**4,049**			**8,346**	

1.3.1 Key financial information - cash earnings basis

$m	Half Year Sept 19	Half Year March 19	% Mov't Sept 19 - Mar 19	Full Year Sept 19	Full Year Sept 18	% Mov't Sept 19 - Sept 18
Shareholder value						
Cash earnings per ordinary share (cents)		95.8			236.2	
Economic profit ($m)		660			3,444	
Weighted average ordinary shares (millions)		3,442			3,414	
Dividend payout ratio		98.33%			79.94%	
Cash earnings on average ordinary equity (ROE)		10.43%			13.00%	
Cash earnings on average tangible ordinary equity (ROTE)		12.30%			15.41%	
Average ordinary equity ($m)		63,348			62,017	
Average tangible ordinary equity ($m)		53,748			52,338	
Business performance						
Interest spread		1.92%			2.04%	
Benefit of net non-interest bearing assets, liabilities and equity		0.20%			0.18%	
Net interest margin		2.12%			2.22%	
Average interest-earning assets ($m)		794,660			774,944	
Expense to income ratio		49.90%			43.75%	
Full time equivalent employees (FTE)		34,241			35,029	
Revenue per FTE ($ '000's)		294			626	
Effective tax rate		30.24%			30.77%	
Impairment charges						
Impairment charges to average loans annualised		9bps			12bps	
Net write-offs to average loans annualised		12bps			14bps

1.3.2 Impact of notable Items

$m	Half Year Sept 19			Half Year March 19		
	Estimated customer refunds, associated costs, and litigation	Wealth restructuring	Total	Estimated customer refunds, associated costs, and litigation	Wealth restructuring	Total
Net interest income				(212)	-	(212)
Net fee income				(165)	-	(165)
Net wealth management and insurance income				(435)	-	(435)
Non-interest income				(600)	-	(600)
Net operating income				**(812)**	**-**	**(812)**
Staff expenses				(66)	(142)	(208)
Technology expenses				(9)	(11)	(20)
Other expenses				(9)	(37)	(46)
Operating expenses				(84)	(190)	(274)
Operating profit before tax				**(896)**	**(190)**	**(1,086)**
Income tax expense				279	54	333
Cash earnings				**(617)**	**(136)**	**(753)**

$m	Full Year Sept 19			Full Year Sept 18		
	Estimated customer refunds, associated costs, and litigation	Wealth restructuring	Total	Estimated customer refunds, associated costs, and litigation	Wealth restructuring	Total
Net interest income				(105)	-	(105)
Net fee income				(157)	-	(157)
Net wealth management and insurance income				(6)	-	(6)
Non-interest income				(163)	-	(163)
Net operating income				**(268)**	**-**	**(268)**
Staff expenses				(37)	-	(37)
Technology expenses				-	-	-
Other expenses				(75)	-	(75)
Operating expenses				(112)	-	(112)
Operating profit before tax				**(380)**	**-**	**(380)**
Income tax expense				99	-	99
Cash earnings				**(281)**	**-**	**(281)**

2.0 Divisional Cash Earnings Summary

Half Year Sept 19 $m	Consumer	Business	Westpac Institutional Bank	Westpac New Zealand (A$)	Group Businesses	Group
Net interest income						
Non-interest income						
Net operating income						
Operating expenses						
Core earnings						
Impairment (charges) / benefits						
Operating profit before income tax						
Income tax expense						
Net profit						
Non-controlling interests						
Cash earnings						
Add back notable items						
Cash earnings excluding notable items						

Half Year March 19 $m	Consumer	Business	Westpac Institutional Bank	Westpac New Zealand (A$)	Group Businesses	Group
Net interest income	3,883	2,519	743	945	299	8,389
Non-interest income	556	744	682	234	(502)	1,714
Net operating income	4,439	3,263	1,425	1,179	(203)	10,103
Operating expenses	(1,886)	(1,375)	(653)	(453)	(674)	(5,041)
Core earnings	**2,553**	**1,888**	**772**	**726**	**(877)**	**5,062**
Impairment (charges) / benefits	(268)	(74)	(15)	(14)	38	(333)
Operating profit before income tax	**2,285**	**1,814**	**757**	**712**	**(839)**	**4,729**
Income tax expense	(678)	(547)	(210)	(188)	193	(1,430)
Net profit	**1,607**	**1,267**	**547**	**524**	**(646)**	**3,299**
Non-controlling interests	-	-	(3)	-	-	(3)
Cash earnings	**1,607**	**1,267**	**544**	**524**	**(646)**	**3,296**
Add back notable items	2	151	-	-	600	753
Cash earnings excluding notable items	**1,609**	**1,418**	**544**	**524**	**(46)**	**4,049**

Mov't Sept 19 - Mar 19 %	Consumer	Business	Westpac Institutional Bank	Westpac New Zealand (A$)	Group Businesses	Group
Net interest income						
Non-interest income						
Net operating income						
Operating expenses						
Core earnings						
Impairment (charges) / benefits						
Operating profit before income tax						
Income tax expense						
Net profit						
Non-controlling interests						
Cash earnings						
Add back notable items						
Cash earnings excluding notable items

2.0 Divisional Cash Earnings Summary

Full Year Sept 19 $m	Consumer	Business	Westpac Institutional Bank	Westpac New Zealand (A$)	Group Businesses	Group
Net interest income						
Non-interest income						
Net operating income						
Operating expenses						
Core earnings						
Impairment (charges) / benefits						
Operating profit before income tax						
Income tax expense						
Net profit						
Non-controlling interests						
Cash earnings						
Add back notable items						
Cash earnings excluding notable items						

Full Year Sept 18 $m	Consumer	Business	Westpac Institutional Bank	Westpac New Zealand (A$)	Group Businesses	Group
Net interest income	7,850	5,284	1,442	1,799	812	17,187
Non-interest income	1,311	1,640	1,565	373	89	4,978
Net operating income	9,161	6,924	3,007	2,172	901	22,165
Operating expenses	(3,774)	(2,651)	(1,449)	(855)	(969)	(9,698)
Core earnings	**5,387**	**4,273**	**1,558**	**1,317**	**(68)**	**12,467**
Impairment (charges) / benefits	(486)	(321)	16	(22)	1	(812)
Operating profit before income tax	**4,901**	**3,952**	**1,574**	**1,295**	**(67)**	**11,655**
Income tax expense	(1,478)	(1,196)	(476)	(361)	(75)	(3,586)
Net profit	**3,423**	**2,756**	**1,098**	**934**	**(142)**	**8,069**
Non-controlling interests	-	-	(5)	-	1	(4)
Cash earnings	**3,423**	**2,756**	**1,093**	**934**	**(141)**	**8,065**
Add back notable items	114	5	-	12	150	281
Cash earnings excluding notable items	**3,537**	**2,761**	**1,093**	**946**	**9**	**8,346**

Mov't Sept 19 - Sept 18 %	Consumer	Business	Westpac Institutional Bank	Westpac New Zealand (A$)	Group Businesses	Group
Net interest income						
Non-interest income						
Net operating income						
Operating expenses						
Core earnings						
Impairment (charges) / benefits						
Operating profit before income tax						
Income tax expense						
Net profit						
Non-controlling interests						
Cash earnings						
Add back notable items						
Cash earnings excluding notable items

2.2.6 Group funds

$bn	As at 30 Sept 2019	Inflows	Outflows	Net flows	Other Mov't	As at 30 Sept 2018	% Mov't Sept 19 - Sept 18	As at 31 March 2019	% Mov't Sept 19 - Mar 19
Superannuation						39.3		38.9	
Platforms						122.9		120.8	
Packaged Funds						39.6		39.8	
Other						3.8		3.6	
Total Australia funds						**205.6**		**203.1**	
Total NZ funds (A$)						9.8		10.4	
Total funds						**215.4**		**213.5**	
Total NZ funds (NZ$)						10.7		10.9	

	Half Year Sept 19	Half Year Mar 19	% Mov't Sept 19 - Mar 19	Full Year Sept 19	Full Year Sept 18	% Mov't Sept 19 - Sept 18
Average funds for the Group (excluding Westpac Institutional Bank)		**207.3**			**214.9**	
Westpac Institutional Bank		-			2.4	
Average funds for the Group		**207.3**			**217.3**

2.4.1 Balance Sheet

$m	As at 30 Sept 2019	As at 31 March 2019	As at 30 Sept 2018	*% Mov't* Sept 19 - Mar-19	*% Mov't* Sept 19 - Sep-18
Assets					
Cash and balances with central banks		19,486	26,788		
Collateral paid		6,103	4,787		
Trading securities and financial assets measured at fair value through income statement (FVIS), available-for-sale securities and investment securities		97,843	84,251		
Derivative financial instruments		21,765	24,101		
Loans		714,297	709,690		
Life insurance assets		9,374	9,450		
Other assets		22,194	20,525		
Total assets		**891,062**	**879,592**		
Liabilities					
Collateral received		1,889	2,184		
Deposits and other borrowings		555,007	559,285		
Other financial liabilities		29,013	28,105		
Derivative financial instruments		23,384	24,407		
Debt issues		188,759	172,596		
Life insurance liabilities		7,503	7,597		
Loan capital		16,736	17,265		
Other liabilities		4,836	3,580		
Total liabilities		**827,127**	**815,019**		
Equity					
Total equity attributable to owners of Westpac Banking Corporation		63,884	64,521		
Non-controlling interests		51	52		
Total equity		**63,935**	**64,573**

3.0 Notable items

Half Year Sept 19 $m	Consumer	Business	Westpac Institutional Bank	Westpac New Zealand (A$)	Group Businesses	Group
Net interest income						
Non-interest income						
Operating expenses						
Core earnings						
Tax and non-controlling interests						
Cash earnings						

Half Year March 19 $m	Consumer	Business	Westpac Institutional Bank	Westpac New Zealand (A$)	Group Businesses	Group
Net interest income	(47)	(165)	-	-	-	(212)
Non-interest income	-	(32)	-	-	(568)	(600)
Operating expenses	31	(20)	-	-	(285)	(274)
Core earnings	(16)	(217)	-	-	(853)	(1,086)
Tax and non-controlling interests	14	66	-	-	253	333
Cash earnings	(2)	(151)	-	-	(600)	(753)

Full Year 2019 $m	Consumer	Business	Westpac Institutional Bank	Westpac New Zealand (A$)	Group Businesses	Group
Net interest income						
Non-interest income						
Operating expenses						
Core earnings						
Tax and non-controlling interests						
Cash earnings						

Full Year 2018 $m	Consumer	Business	Westpac Institutional Bank	Westpac New Zealand (A$)	Group Businesses	Group
Net interest income	(99)	-	-	(2)	(4)	(105)
Non-interest income	(12)	-	-	(11)	(140)	(163)
Operating expenses	(39)	(5)	-	(3)	(65)	(112)
Core earnings	(150)	(5)	-	(16)	(209)	(380)
Tax and non-controlling interests	36	-	-	4	59	99
Cash earnings	(114)	(5)	-	(12)	(150)	(281)

3.1 Consumer

$m	Half Year Sep-19	Half Year March 19	*% Mov't* Sept 19 - Mar 19	Full Year Sept 19	Full Year Sept 18	*% Mov't* Sept 19 - Sept 18
Net interest income		3,883			7,850	
Non-interest income		556			1,311	
Net operating income		4,439			9,161	
Operating expenses		(1,886)			(3,774)	
Core earnings		**2,553**			**5,387**	
Impairment charges		(268)			(486)	
Operating profit before income tax		**2,285**			**4,901**	
Tax and non-controlling interests		(678)			(1,478)	
Cash earnings		**1,607**			**3,423**	
Add back notable items		2			114	
Cash earnings excluding notable items		**1,609**			**3,537**	
Economic profit		953			2,248	
Expense to income ratio		42.49%			41.20%	
Net interest margin		2.20%			2.27%	

$bn	As at 30 Sept 2019	As at 31 March 2019	% Mov't Sept 19 - Mar-19	As at 30 Sept 2019	As at 30 Sept 2018	% Mov't Sept 19 - Sep-18
Deposits						
Term deposits		65.3			63.9	
Other		140.5			142.3	
Total customer deposits		**205.8**			**206.2**	
Net loans						
Mortgages		375.4			373.0	
Other		13.2			13.3	
Provisions		(1.5)			(0.9)	
Total net loans		**387.1**			**385.4**	
Deposit to loan ratio		53.16%			53.50%	
Total assets		397.7			395.6	
TCE		454.3			452.7	
Average interest-earning assets		353.2			346.4	

	As at 30 Sept 2019	As at 31 March 2019	As at 30 Sept 2018	As at 31 March 2018
Credit quality				
Loan impairment charges to average loans annualised		0.14%	0.12%	0.13%
Mortgage 90+ day delinquencies		0.84%	0.74%	0.72%
Other consumer loans 90+ day delinquencies		1.66%	1.50%	1.61%
Total stressed assets to TCE		0.74%	0.65%	0.64%

Cash earnings (ex notable items)

$m	Half Year Sept 19	Half Year March 19	*% Mov't* Sept 19 - Mar 19	Full Year Sept 19	Full Year Sept 18	*% Mov't* Sept 19 - Sept 18
Banking		**1,512**			**3,230**	
Insurance - Life Insurance		77			146	
Insurance - General Insurance		-			109	
Insurance - Lenders Mortgage Insurance		10			27	
Capital and Other		10			25	
Total Insurance (including Capital and Other)		97			307	
Total cash earnings (ex notable items)		**1,609**			**3,537**	

Insurance key metrics

	Half Year Sept 19	Half Year March 19	*% Mov't* Sept 19 - Mar 19	Full Year Sept 19	Full Year Sept 18	*% Mov't* Sept 19 - Sept 18
Life Insurance in-force premiums ($m)						
Life Insurance in-force premiums at start of period		1,277			1,068	
Sales / New Business		55			363	
Lapses		(73)			(154)	
Life Insurance in-force premiums at end of period		**1,259**			**1,277**	
Claims ratios for Insurance Business (%)						
Life Insurance		48			43	
General Insurance		81			46	
Lenders Mortgage Insurance		25			16	
Gross written premiums ($m)						
General Insurance gross written premium		259			503	
Lenders Mortgage Insurance gross written premium		76			180

3.2 Business

$m	Half Year Sept 19	Half Year March 19	% Mov't Sept 19 - Mar 19	Full Year Sept 19	Full Year Sept 18	% Mov't Sept 19 - Sept 18
Net interest income		2,519			5,284	
Non-interest income		744			1,640	
Net operating income		3,263			6,924	
Operating expenses		(1,375)			(2,651)	
Core earnings		**1,888**			**4,273**	
Impairment charges		(74)			(321)	
Operating profit before tax		**1,814**			**3,952**	
Tax and non-controlling interests		(547)			(1,196)	
Cash earnings		**1,267**			**2,756**	
Add back notable items		151			5	
Cash earnings excluding notable items		**1,418**			**2,761**	
Economic profit		892			2,038	
Expense to income ratio		42.14%			38.29%	
Net interest margin		3.04%			3.18%	

Cash earnings excluding notable items $m	Half Year Sept 19	Half Year March 19	% Mov't Sept 19 - Mar 19	Full Year Sept 19	Full Year Sept 18	% Mov't Sept 19 - Sept 18
Banking		1,135			2,162	
Super, Investments, Platforms and Private Wealth		283			599	
Total cash earnings excluding notable items		**1,418**			**2,761**	

$bn	As at 2019 Sept 19	As at 31 March 2019	% Mov't Sept 19 - Mar-19	As at 30 Sept 2019	As at 30 Sept 2018	% Mov't Sept 19 - Sep-18
Deposits						
Term deposits		64.2			64.6	
Other		78.4			79.2	
Total deposits		**142.6**			**143.8**	
Net loans						
Mortgages		72.1			72.1	
Business		91.7			92.4	
Other		9.9			10.3	
Provisions		(1.4)			(1.2)	
Total net loans		**172.3**			**173.6**	
Deposit to loan ratio		82.76%			82.83%	
Total assets		**186.6**			**188.2**	
TCE		218.4			219.9	
Average interest-earning assets		166.4			165.9	
Total funds		203.1			205.6	
Average funds		197.3			201.7	

	As at 30 Sept 2019	As at 31 March 2019	As at 30 Sept 2018	As at 31 March 2018
Credit quality				
Loan impairment charges to average loans annualised		0.09%	0.19%	0.18%
Mortgage 90+ day delinquencies		0.73%	0.64%	0.58%
Other consumer loans 90+ day delinquencies		2.18%	2.09%	1.87%
Business: impaired assets to TCE		0.59%	0.57%	0.54%
Total stressed assets to TCE		2.43%	2.48%	2.31%

3.3 Westpac Institutional Bank

$m	Half Year Sept 19	Half Year March 19	% Mov't Sept 19 - Mar 19	Full Year Sept 19	Full Year Sept 18	% Mov't Sept 19 - Sept 18
Net interest income		743			1,442	
Non-interest income		682			1,565	
Net operating income		1,425			3,007	
Operating expenses		(653)			(1,449)	
Core earnings		**772**			**1,558**	
Impairment (charges) / benefits		(15)			16	
Operating profit before tax		**757**			**1,574**	
Tax and non-controlling interests		(213)			(481)	
Cash earnings		**544**			**1,093**	
Economic profit		254			487	
Expense to income ratio		45.82%			48.19%	
Net interest margin		1.67%			1.67%	

$bn	As at 30 Sept 2019	As at 31 March 2019	% Mov't Sept 19 - Mar-19	As at 30 Sept 2019	As at 30 Sept 2018	% Mov't Sept 19 - Sep-18
Deposits		95.7			104.9	
Net loans						
Loans		76.7			77.7	
Provisions		(0.2)			(0.3)	
Total net loans		**76.5**			**77.4**	
Deposit to loan ratio		125.10%			135.53%	
Total assets		99.8			102.5	
TCE		176.4			173.2	
Average interest-earning assets		89.1			86.3	
Loan impairment charges / (benefits) to average loans annualised		0.04%			(0.02%)	
Impaired assets to TCE		0.08%			0.03%	
Total stressed assets to TCE		0.63%			0.66%	

Revenue contribution

$m	Half Year Sept 19	Half Year March 19	% Mov't Sept 19 - Mar 19	Full Year Sept 19	Full Year Sept 18	% Mov't Sept 19 - Sept 18
Lending and deposit revenue		848			1,669	
Markets, sales and fee income		458			890	
Total customer revenue		**1,306**			**2,559**	
Derivative valuation adjustments		(11)			14	
Trading revenue		126			221	
Hastings		-			203	
Other		4			10	
Total WIB revenue		**1,425**			**3,007**

3.4 Westpac New Zealand

NZ$m	Half Year Sept 19	Half Year March 19	% Mov't Sept 19 - Mar 19	Full Year Sept 19	Full Year Sept 18	% Mov't Sept 19 - Sept 18
Net interest income		1,000			1,958	
Non-interest income		248			406	
Net operating revenue		1,248			2,364	
Operating expenses		(480)			(930)	
Core earnings		**768**			**1,434**	
Impairment (charges) / benefits		(14)			(25)	
Operating profit before tax		**754**			**1,409**	
Tax and non-controlling interests		(199)			(393)	
Cash earnings		**555**			**1,016**	
Add back notable items		-			13	
Cash earnings excluding notable items		**555**			**1,029**	
Economic profit		249			459	
Expense to income ratio		38.46%			39.34%	
Net interest margin		2.23%			2.24%	

NZ$bn	As at 30 Sept 2019	As at 31 March 2019	% Mov't Sept 19 - Mar-19	As at 30 Sept 2019	As at 30 Sept 2018	% Mov't Sept 19 - Sep-18
Deposits						
Term deposits		33.3			32.6	
Other		30.9			29.3	
Total customer deposits		**64.2**			**61.9**	
Net loans						
Mortgages		49.6			48.9	
Business		30.9			29.8	
Other		2.0			2.0	
Provisions		(0.4)			(0.3)	
Total net loans		**82.1**			**80.4**	
Deposit to loan ratio		78.20%			76.99%	
Total assets		**93.4**			**90.0**	
TCE		113.9			112.0	
Third party liquid assets		9.1			7.5	
Average interest earning assets		89.9			87.2	
Total funds		10.9			10.7	

	As at 30 Sept 2019	As at 31 March 2019	As at 30 Sept 2018	As at 31 March 2018
Credit quality				
Loan impairment charges/(benefits) to average loans annualised		0.03%	(0.03%)	0.10%
Mortgage 90+ day delinquncies		0.14%	0.11%	0.16%
Other consumer loans 90+ day delinquncies		1.02%	0.62%	0.86%
Impaired assets to TCE		0.13%	0.15%	0.21%
Total stressed assets to TCE		1.57%	1.57%	1.86%

3.5 Group Businesses

$m	Half Year Sept 19	Half Year March 19	% Mov't Sept 19 - Mar 19	Full Year Sept 19	Full Year Sept 18	% Mov't Sept 19 - Sept 18
Net interest income		299			812	
Non-interest income		(502)			89	
Net operating income		(203)			901	
Operating expenses		(674)			(969)	
Core earnings		**(877)**			**(68)**	
Impairment (charges) / benefits		38			1	
Operating profit before tax		**(839)**			**(67)**	
Tax and non-controlling interests		193			(74)	
Cash earnings		**(646)**			**(141)**	
Add back notable items						
Wealth restructuring		136			-	
Provisions for customer refunds, payments, associated costs, and litigation		464			150	
Cash earnings excluding notable items		**(46)**			**9**	

Treasury $m	Half Year Sept 19	Half Year March 19	% Mov't Sept 19 - Mar 19	Full Year Sept 19	Full Year Sept 18	% Mov't Sept 19 - Sept 18
Net interest income		239			737	
Non-interest income		(4)			10	
Net operating income		235			747	
Cash earnings		**143**			**480**	

Treasury Value at Risk (VaR)

$m	Average	High	Low
Six months ended 30 September 2019			
Six months ended 31 March 2019	26.8	33.6	20.9
Six months ended 30 September 2018	29.3	32.6	25.6

Advice business that has been exited $m	Half Year Sept 19	Half Year March 19	% Mov't Sept 19 - Mar 19	Full Year Sept 19	Full Year Sept 18	% Mov't Sept 19 - Sept 18
Net operating income		51			185	
Operating expenses		(93)			(260)	
Cash earnings excluding notable items		**(29)**			**(53)**

Note 1. Interest spread and margin analysis (cash earnings basis)

	Half Year Sept 19	Half Year March 19	Full Year Sept 19	Full Year Sept 18
Group				
Average interest-earning assets ($m)		794,660		774,944
Net interest income ($m)		8,389		17,187
Interest spread		1.92%		2.04%
Benefit of net non-interest bearing assets, liabilities and equity		0.20%		0.18%
Net interest margin		2.12%		2.22%
Analysis by division				
Average interest-earning assets ($m)				
Consumer		353,246		346,358
Business		166,435		165,920
Westpac Institutional Bank		89,116		86,315
Westpac New Zealand (A$)		85,038		80,159
Group Businesses		100,825		96,192
Group total		**794,660**		**774,944**
Westpac New Zealand (NZ$)		89,946		87,223
Net interest income ($m)				
Consumer		3,883		7,850
Business		2,519		5,284
Westpac Institutional Bank		743		1,442
Westpac New Zealand (A$)		945		1,799
Group Businesses		299		812
Group total		**8,389**		**17,187**
Westpac New Zealand (NZ$)		1,000		1,958
Interest margin				
Consumer		2.20%		2.27%
Business		3.04%		3.18%
Westpac Institutional Bank		1.67%		1.67%
Westpac New Zealand (NZ$)		2.23%		2.24%
Group Businesses		0.59%		0.84%
Group total		**2.12%**		**2.22%**

Note 2. Average balance sheet and interest rates (cash earnings basis)

	Half Year 30 September 2019			Half Year 31 March 2019		
	Average balance $m	Interest $m	Average Rate %	Average balance $m	Interest $m	Average Rate %
Assets						
Interest earning assets						
Collateral paid				10,275	102	2.0
Trading securities and other financial assets designated at fair value				27,968	334	2.4
Available-for-sale securities				-	-	-
Investment securities				60,305	958	3.2
Loans and other receivables				696,112	15,567	4.5
Total interest earning assets and interest income				**794,660**	**16,961**	**4.3**
Non-interest earning assets						
Derivative financial instruments				24,090		
Life insurance assets				9,192		
All other assets				59,212		
Total non-interest earning assets				**92,494**		
Total assets				**887,154**		
Liabilities						
Interest bearing liabilities						
Collateral received				2,378	20	1.7
Deposits and other borrowings				505,459	4,675	1.9
Loan capital				17,942	386	4.3
Other interest bearing liabilities				203,600	3,491	3.4
Total interest bearing liabilities and interest expense				**729,379**	**8,572**	**2.4**
Non-interest bearing liabilities						
Deposits and other borrowings				48,772		
Derivative financial instruments				25,556		
Life insurance policy liabilities				7,286		
All other liabilities				12,761		
Total non-interest bearing liabilities				**94,375**		
Total liabilities				**823,754**		
Shareholders' equity				63,348		
Non-controlling interests				52		
Total equity				**63,400**		
Total liabilities and equity				**887,154**		
Loans and other receivables						
Australia				589,849	13,267	4.5
New Zealand				78,432	1,851	4.7
Other overseas				27,831	449	3.2
Deposits and other borrowings						
Australia				424,715	3,698	1.7
New Zealand				54,400	634	2.3
Other overseas				26,344	343	2.6

Note 2. Average balance sheet and interest rates (cash earnings basis)

	Full Year 30 September 2019			Full Year 30 September 2018		
	Average balance $m	Interest $m	Average Rate %	Average balance $m	Interest $m	Average Rate %
Assets						
Interest earning assets						
Collateral paid				8,085	129	1.6
Trading securities and other financial assets designated at fair value				24,118	564	2.3
Available-for-sale securities				61,540	1,914	3.1
Investment securities				-	-	-
Loans and other receivables				681,201	30,830	4.5
Total interest earning assets and interest income				**774,944**	**33,437**	**4.3**
Non-interest earning assets						
Derivative financial instruments				26,443	-	-
Life insurance assets				10,664	-	-
All other assets				61,259	-	-
Total non-interest earning assets				**98,366**	**-**	**-**
Total assets				**873,310**	**-**	**-**
Liabilities						
Interest bearing liabilities						
Collateral received				2,909	45	1.5
Deposits and other borrowings				499,973	9,021	1.8
Loan capital				17,997	774	4.3
Other interest bearing liabilities				194,630	6,410	3.3
Total interest bearing liabilities and interest expense				**715,509**	**16,250**	**2.3**
Non-interest bearing liabilities						
Deposits and other borrowings				47,177	-	-
Derivative financial instruments				26,218	-	-
Life insurance policy liabilities				8,874	-	-
All other liabilities				13,484	-	-
Total non-interest bearing liabilities				**95,753**	**-**	**-**
Total liabilities				**811,262**	**-**	**-**
Shareholders' equity				62,017	-	-
Non-controlling interests				31	-	-
Total equity				**62,048**	**-**	**-**
Total liabilities and equity				**873,310**	**-**	**-**
Loans and other receivables						
Australia				578,679	26,488	4.6
New Zealand				73,902	3,591	4.9
Other overseas				28,620	751	2.6
Deposits and other borrowings						
Australia				422,006	7,308	1.7
New Zealand				51,368	1,196	2.3
Other overseas				26,599	517	1.9

Note 3. Net interest income (cash earnings basis)

$m	Half Year Sept 19	Half Year March 19	% Mov't Sept 19 - Mar 19	Full Year Sept 19	Full Year Sept 18	% Mov't Sept 19 - Sept 18
Interest income						
Cash and balances with central banks		193			326	
Collateral paid		102			129	
Net ineffectiveness of qualifying hedges		-			-	
Trading securities and financial assets measured at FVIS		334			564	
Available-for-sale securities		-			1,914	
Investment securities		958			-	
Loans		15,359			30,469	
Other interest income		15			35	
Total interest income		**16,961**			**33,437**	
Interest expense						
Collateral received		(20)			(45)	
Deposits and other borrowings		(4,675)			(9,021)	
Trading liabilities		(755)			(1,143)	
Debt issues		(2,352)			(4,480)	
Loan capital		(386)			(774)	
Bank Levy		(193)			(378)	
Other interest expense		(191)			(409)	
Total interest expense		**(8,572)**			**(16,250)**	
Total net interest income		**8,389**			**17,187**

Note 4. Non-interest income (cash earnings basis)

$m	Half Year Sept 19	Half Year March 19	% Mov't Sept 19 - Mar 19	Full Year Sept 19	Full Year Sept 18	% Mov't Sept 19 - Sept 18
Net fee income						
Facility fees		375			792	
Transaction fees		624			1,268	
Other non-risk fee income		(59)			71	
Fee income		**940**			**2,131**	
Credit card loyalty programs		(63)			(126)	
Transaction fees related expenses		(51)			(95)	
Fee expenses		**(114)**			**(221)**	
Net fee income		**826**			**1,910**	
Net wealth management and insurance income						
Wealth management income		**(32)**			**1,145**	
Life insurance premium income		707			1,410	
General insurance and LMI net premium earned		240			472	
Life insurance investment and other income		23			622	
General insurance and LMI investment and other income		25			50	
Total insurance premium, investment and other income		**995**			**2,554**	
Life insurance claims and changes in insurance liabilities		(414)			(1,396)	
General insurance and LMI claims and other expenses		(226)			(286)	
Total insurance claims, changes in liabilities and other expenses		**(640)**			**(1,682)**	
Net wealth management and insurance income		**323**			**2,017**	
Trading income		**464**			**926**	
Other operating income						
Dividends received from other entities		4			3	
Net gain on sale of associates		38			-	
Net gain on disposal of assets		2			24	
Net gain/(loss) on derivatives held for risk management purposes		(11)			32	
Net gain/(loss) on financial instruments measured at FVIS		30			38	
Gain/(loss) on disposal of controlled entities		3			(9)	
Rental income on operating leases		8			26	
Share of associates net profit/(loss)		(10)			(10)	
Other		37			21	
Total other operating income		**101**			**125**	
Total non-interest income		**1,714**			**4,978**

Note 5. Operating expenses (cash earnings basis)

$m	Half Year Sept 19	Half Year March 19	% Mov't Sept 19 - Mar 19	Full Year Sept 19	Full Year Sept 18	% Mov't Sept 19 - Sept 18
Staff expenses						
Employee remuneration, entitlements and on-costs		2,218			4,342	
Superannuation expense		194			386	
Share-based payments		57			95	
Restructuring costs		155			114	
Total staff expenses		**2,624**			**4,937**	
Occupancy expenses						
Operating lease rentals		343			632	
Depreciation of property and equipment		80			164	
Other		74			156	
Total occupancy expenses		**497**			**952**	
Technology expenses						
Amortisation and impairment of software assets		334			620	
Depreciation and impairment of IT equipment		68			141	
Technology services		405			729	
Software maintenance and licences		185			362	
Telecommunications		109			215	
Data processing		38			77	
Total technology expenses		**1,139**			**2,144**	
Other expenses						
Professional and processing services		453			902	
Amortisation and impairment of intangible assets		5			113	
Postage and stationery		87			182	
Advertising		129			203	
Non-lending losses		(9)			133	
Other expenses		116			132	
Total other expenses		**781**			**1,665**	
Operating expenses		**5,041**			**9,698**

Note 8. Group earnings reconciliation

Six months to 31 March 2019		Cash earnings adjustments						
$m	Reported results	Amortisation of intangible assets	Fair value (gain)/loss economic on hedges	Ineffective hedges	Adjustment related to Pendal	Treasury shares	Presentation changes	Cash earnings
Net interest income	8,263	-	133	(7)	-	-	-	8,389
Net fee income	826	-	-	-	-	-	-	826
Net wealth management and insurance income	326	-	-	-	-	(2)	(1)	323
Trading income	437	-	27	-	-	-	-	464
Other Income	127	-	17	-	(14)	-	(29)	101
Non-interest income	1,716	-	44	-	(14)	(2)	(30)	1,714
Net operating income	9,979	-	177	(7)	(14)	(2)	(30)	10,103
Staff expenses	(2,645)	-	-	-	21	-	-	(2,624)
Occupancy expenses	(526)	-	-	-	-	-	29	(497)
Technology expenses	(1,139)	-	-	-	-	-	-	(1,139)
Other expenses	(781)	-	-	-	-	-	-	(781)
Operating expenses	(5,091)	-	-	-	21	-	29	(5,041)
Core earnings	**4,888**	-	**177**	**(7)**	**7**	**(2)**	**(1)**	**5,062**
Impairment charges	(333)	-	-	-	-	-	-	(333)
Operating profit before tax	**4,555**	-	**177**	**(7)**	**7**	**(2)**	**(1)**	**4,729**
Income tax expense	(1,379)	-	(52)	2	(2)	-	1	(1,430)
Net profit	**3,176**	-	**125**	**(5)**	**5**	**(2)**	-	**3,299**
Net profit attributable to non-controlling interests	(3)	-	-	-	-	-	-	(3)
NET PROFIT ATTRIBUTABLE TO OWNERS OF WBC	**3,173**	-	**125**	**(5)**	**5**	**(2)**	-	**3,296**
WBC Cash earnings adjustments:								
Amortisation of intangible assets	-	-	-	-	-	-	-	-
Fair value (gain)/loss on economic hedges	125	-	(125)	-	-	-	-	-
Ineffective hedges	(5)	-	-	5	-	-	-	-
Adjustment related to Pendal	5	-	-	-	(5)	-	-	-
Treasury shares	(2)	-	-	-	-	2	-	-
Cash earnings	**3,296**	-	-	-	-	-	-	**3,296**

Six months to 31 March 2019 $m	Operating leases	Policyholder tax recoveries	Line fees	Merchant and card schemes	Other fees and expenses	Interest carrying adjustment	Presentation changes
Net interest income	-	-	-	-	-	-	-
Net fee income	-	-	-	-	-	-	-
Net wealth management and insurance income	-	(1)	-	-	-	-	(1)
Trading income	-	-	-	-	-	-	-
Other Income	(29)	-	-	-	-	-	(29)
Non-interest income	(29)	(1)	-	-	-	-	(30)
Net operating income	(29)	(1)	-	-	-	-	(30)
Staff expenses	-	-	-	-	-	-	-
Occupancy expenses	29	-	-	-	-	-	29
Technology expenses	-	-	-	-	-	-	-
Other expenses	-	-	-	-	-	-	-
Operating expenses	29	-	-	-	-	-	29
Core earnings	-	**(1)**	-	-	-	-	**(1)**
Impairment benefits / (charges)	-	-	-	-	-	-	-
Operating profit before tax	-	**(1)**	-	-	-	-	**(1)**
Income tax expense	-	1	-	-	-	-	1
Net profit	-	-	-	-	-	-	-
Net profit attributable to non-controlling interests	-	-	-	-	-	-	-
NET PROFIT ATTRIBUTABLE TO OWNERS OF WBC	-	-	-	-	-	-	-

Note 8. Group Earnings Reconciliations

Twelve months to 30 September 2018		Cash earnings adjustments						
$m	Reported results	Amortisation of intangible assets	Fair value (gain)/loss economic on hedges	Ineffective hedges	Adjustment related to Pendal	Treasury shares	Presentation changes	Cash earnings
Net interest income	16,505	-	(184)	18	-	-	848	17,187
Net fee income	2,424	-	-	-	-	-	(514)	1,910
Net wealth management and insurance income	2,061	-	-	-	-	(9)	(35)	2,017
Trading income	945	-	(19)	-	-	-	-	926
Other Income	72	-	24	-	104	-	(75)	125
Non-interest income	5,502	-	5	-	104	(9)	(624)	4,978
Net operating income	22,007	-	(179)	18	104	(9)	224	22,165
Staff expenses	(4,887)	-	-	-	-	-	(50)	(4,937)
Occupancy expenses	(1,033)	-	-	-	-	-	81	(952)
Technology expenses	(2,110)	-	-	-	-	-	(34)	(2,144)
Other expenses	(1,536)	25	-	-	-	-	(154)	(1,665)
Operating expenses	(9,566)	25	-	-	-	-	(157)	(9,698)
Core earnings	**12,441**	**25**	**(179)**	**18**	**104**	**(9)**	**67**	**12,467**
Impairment charges	(710)	-	-	-	-	-	(102)	(812)
Operating profit before tax	**11,731**	**25**	**(179)**	**18**	**104**	**(9)**	**(35)**	**11,655**
Income tax expense	(3,632)	(8)	53	(5)	(31)	2	35	(3,586)
Net profit	**8,099**	**17**	**(126)**	**13**	**73**	**(7)**	**-**	**8,069**
Net profit attributable to non-controlling interests	(4)	-	-	-	-	-	-	(4)
NET PROFIT ATTRIBUTABLE TO OWNERS OF WBC	**8,095**	**17**	**(126)**	**13**	**73**	**(7)**	**-**	**8,065**
WBC Cash earnings adjustments:								
Amortisation of intangible assets	17	(17)	-	-	-	-	-	-
Fair value (gain)/loss on economic hedges	(126)	-	126	-	-	-	-	-
Ineffective hedges	13	-	-	(13)	-	-	-	-
Adjustment related to Pendal	73	-	-	-	(73)	-	-	-
Treasury shares	(7)	-	-	-	-	7	-	-
Cash earnings	**8,065**	-	-	-	-	-	-	**8,065**

Twelve months to 30 September 2018 $m	Operating leases	Policyholder tax recoveries	Line fees	Merchant and card schemes	Other fees and expenses	Interest carrying adjustment	Presentation changes
Net interest income	-	-	667	-	66	115	848
Net fee income	-	-	(667)	203	(50)	-	(514)
Net wealth management and insurance income	-	(35)	-	-	-	-	(35)
Trading income	-	-	-	-	-	-	-
Other Income	(81)	-	-	-	6	-	(75)
Non-interest income	(81)	(35)	(667)	203	(44)	-	(624)
Net operating income	(81)	(35)	-	203	22	115	224
Staff expenses	-	-	-	(50)	-	-	(50)
Occupancy expenses	81	-	-	-	-	-	81
Technology expenses	-	-	-	(31)	(3)	-	(34)
Other expenses	-	-	-	(122)	(32)	-	(154)
Operating expenses	81	-	-	(203)	(35)	-	(157)
Core earnings	-	**(35)**	-	-	**(13)**	**115**	**67**
Impairment benefits / (charges)	-	-	-	-	13	(115)	(102)
Operating profit before tax	-	**(35)**	-	-	-	-	**(35)**
Income tax expense	-	35	-	-	-	-	35
Net profit	-	-	-	-	-	-	-
Net profit attributable to non-controlling interests	-	-	-	-	-	-	-
NET PROFIT ATTRIBUTABLE TO OWNERS OF WBC	-	-	-	-	-	-	-

Note 9. Divisional result and economic profit

Six months to 30 September 2019 $m	Group	Consumer	Business	Westpac Institutional Bank	Westpac New Zealand
Reported results					
Cash earnings adjustments					
Cash earnings					
Franking Benefit					
Adjusted cash earnings					
Average equity					
Capital charge					
Economic profit					
Return on average equity (including intangibles)					
Six months to 31 March 2019					
$m					
Reported results	**3,173**	**1,607**	**1,262**	**544**	**519**
Cash earnings adjustments	123	-	5	-	5
Cash earnings	**3,296**	**1,607**	**1,267**	**544**	**524**
Franking Benefit	839	475	383	124	-
Adjusted cash earnings	4,135	2,082	1,650	668	524
Average equity	63,348	20,591	13,824	7,547	5,272
Capital charge	(3,475)	(1,129)	(758)	(414)	(289)
Economic profit	**660**	**953**	**892**	**254**	**235**
Return on average equity (including intangibles)	**10.4%**	**12.9%**	**14.1%**	**13.6%**	**18.2%**
Twelve months to 30 September 2019					
$m					
Reported results					
Cash earnings adjustments					
Cash earnings					
Franking Benefit					
Adjusted cash earnings					
Average equity					
Capital charge					
Economic profit					
Return on average equity (including intangibles)					
Twelve months to 30 September 2018					
$m					
Reported results	**8,095**	**3,408**	**2,680**	**1,093**	**947**
Cash earnings adjustments	(30)	15	76	-	(13)
Cash earnings	**8,065**	**3,423**	**2,756**	**1,093**	**934**
Franking Benefit	2,201	1,035	837	279	-
Adjusted cash earnings	10,266	4,458	3,593	1,372	934
Average equity	62,017	20,089	14,135	8,045	4,661
Capital charge	(6,822)	(2,210)	(1,555)	(885)	(513)
Economic profit	**3,444**	**2,248**	**2,038**	**487**	**421**
Return on average equity (including intangibles)	**13.0%**	**13.9%**	**15.1%**	**12.7%**	**18.2%**

6.7.2 Westpac New Zealand division performance (A$ Equivalent to Section 3.5)

$m	Half Year Sept 19	Half Year March 19	*% Mov't Sept 19 - Mar 19*	Full Year Sept 19	Full Year Sept 18	*% Mov't Sept 19 - Sept 18*
Net interest income		945			1,799	
Non-interest income		234			373	
Net operating income		1,179			2,172	
Operating expenses		(453)			(855)	
Core earnings		**726**			**1,317**	
Impairment (charges)/benefits		(14)			(22)	
Operating profit before tax		**712**			**1,295**	
Tax and non-controlling interests		(188)			(361)	
Cash earnings		**524**			**934**	
Add back notable items		-			12	
Cash earnings excluding notable items		**524**			**946**	
Economic profit		235			421	
Expense to income ratio		38.46%			39.34%	
Net interest margin		2.23%			2.24%	

$bn	As at 30 Sept 2019	As at 30 March 2019	*% Mov't Sept 19 - Mar 19*	As at 30 Sept 2019	As at 30 Sept 2018	*% Mov't Sept 19 - Sept 18*
Customer deposits		61.5			56.7	
Net loans		78.6			73.6	
Deposit to loan ratio		78.20%			76.99%	
Total assets		89.5			82.4	
TCE		109.1			102.5	
Third party liquid assets		8.7			6.9	
Average interest-earning assets		85.0			80.2	
Total funds		10.4			9.8